UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2015, Carroll Bancorp, Inc. (the “Company”) sold 310,848 shares of its common stock, par value $0.01 per share, at a purchase price of $16.50 per share or an aggregate of $5,128,992, to certain institutional and other accredited investors who participated in its private placement. Pursuant to a Placement Agent Agreement dated October 28, 2014, the Company paid commissions of $125,179 to Ambassador Financial Group, a registered broker-dealer and member of the Financial Industry Regulatory Authority, in connection with certain sales of shares of common stock in the offering. The sales of common stock in the offering were made pursuant to subscription agreements, a form of which is attached as Exhibit 99.1 and 99.2 hereto.

The offer and sale of the Company’s common stock in the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of, and Rule 506 of Regulation D under, the Securities Act. Each investor represented to the Company that they met the criteria of an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

99.1	Form of Subscription Agreement

99.2	Form of Subscription Agreement (IRA investors)

99.3	Press release announcing completion of private placement dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015	CARROLL BANCORP, INC.

/s/ Michael J. Gallina
Michael J. Gallina, Chief Financial Officer